Exhibit 10.1

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 7th day of June, 2005 (the “Effective Date”) by and between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.), a Delaware corporation (the “Company”) and Alan L. Crane (“Employee”).

WITNESSETH:

WHEREAS, The Company and the Employee entered into that certain Employment Agreement dated March 15, 2002 (the “Employment Agreement”) providing for the employment of the Employee in an executive capacity with the Company upon the terms and subject to the conditions set forth in the Employment Agreement; and

WHEREAS, the Company (through its Board of Directors), and Employee collectively determined that it was mutually beneficial to separate the offices of Chairman of the Board and Chief Executive Officer; and

WHEREAS, the parties hereto desire to amend the Employment Agreement to reflect the mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Employment Agreement.

2.                                       Amendment.

Section 1(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Director.  Employee shall serve as a director of the Company for so long as he is the Chief Executive Officer or until he earlier resigns as a director.”

3.                                       Acknowledgement.  The parties expressly acknowledge and agree that the amendment to Employee’s title and responsibilities pursuant to this Amendment shall not constitute grounds for Employee to resign from the Company for “good reason” pursuant to Section 16 of the Employment Agreement.

4.                                       Reference to and Effect on the Employment Agreement.

(a)                                  On and after the Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Employment Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement, a reference to the Employment Agreement in any of such instrument or document to be deemed to be a reference to the Employment Agreement as amended hereby.

(b)                                 Except as expressly amended by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect.

5.                                       Governing Law.

This Amendment shall be governed by and its provisions construed and enforced with the internal laws of the Commonwealth of Massachusetts without reference to its principles regarding conflicts of laws.

6.                                       Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered on the date first written above.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/Richard P. Shea
Richard P. Shea
Chief Financial Officer

By:	/s/Alan L. Crane
Alan L. Crane

[Signature Page to Amendment No. 1 to Employment Agreement]